Exhibit 3.04

RESTATED BYLAWS

OF

VISTEON ELECTRONICS CORPORATION

Adopted September 26, 2008

ARTICLE I

Offices

The registered office of the Corporation in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808. The name of the registered agent in charge thereof is Corporation Service Company. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Stockholders

SECTION 1. Annual Meetings. The annual meeting of the stockholders for the purpose of electing directors and of transacting such other business as may properly come before it shall be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice thereof.

SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise required or provided by law, the Certificate of Incorporation, as amended from time to time, may be called by the Chairman of the Board, the President, any Vice President or by a majority of the Board of Directors, and shall be called by the Chairman of the Board, the President, any Vice President or the Secretary whenever the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting shall file with the Secretary a written application for such meeting. Such application shall state the purpose or purposes of the proposed meeting. Special meetings shall be held at such place (within or without the State of Delaware) and on such date and hour as shall be designated in the notice thereof.

SECTION 3. Notice of Meetings. Except as otherwise expressly required or provided by law or by the Certificate of Incorporation, as amended from time to time, notice of each meeting of the stockholders shall be given by the Chairman of the Board, the President or the Secretary not less than 20 nor more than 60 days before the date of the meeting to each stockholder of record having voting power with respect to the business to be transacted thereat by mailing such notice, postage prepaid, directed to each stockholder at the address thereof as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. No business other than that stated in the notice shall be transacted at any meeting. Except as provided in this Section 3 or otherwise required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting theretofore adjourned. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder. A written waiver of notice, signed by a stockholder, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a stockholder in person or by proxy at a stockholders meeting shall constitute a waiver of notice to such stockholder of such meeting, except when such stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. List of Stockholders. The Secretary or other officer of the Corporation who shall have charge of its stock ledger shall prepare and make, at least 10 days before every meeting of the stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place specified in the notice of the meeting within the city where the meeting is to be held, or, if not specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 5. Quorum. At each meeting of stockholders, except as otherwise expressly required or provided by law or the Certificate of Incorporation, as amended from time to time, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the holders of a majority of the shares of stock present at such meeting, though less than a quorum, in person or by proxy, or, if no stockholders are present at such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 6. Organization. The Chairman of the Board of Directors shall act as chairman of meetings of stockholders. In the absence or inability of the Chairman of the Board of Directors so to act, the President shall act as chairman of meetings of stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors or the President.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

SECTION 7. Proxies and Voting. Each stockholder entitled to vote at any meeting may vote in person or by proxy each share of capital stock of the Corporation held by him or her and registered in his or her name on the books of the Corporation. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting, but no proxy shall be voted after three years from its date unless such proxy expressly provides otherwise. At all meetings of the stockholders, all matters, except as otherwise required by law, the Certificate of Incorporation, as amended from time to time, or these Bylaws, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote at such meeting, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, except as otherwise required by law or as so directed by the chairman of the meeting and except that all elections of directors shall be by written ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 8. Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and Preferred Stock voting as provided in the Certificate of Incorporation, as amended from time to time, and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

SECTION 9. Inspectors of Election. Unless otherwise required or provided by law or the Certificate of Incorporation, as amended from time to time, all votes by ballot at any meeting of stockholders shall be conducted by an inspector of election appointed for the purpose by the Board of Directors. The inspectors shall decide upon the qualifications of voters, count the vote and declare the results.

SECTION 10. Action By Written Consent. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. The Secretary or an Assistant Secretary shall file such consent or consents with the minutes of stockholders meetings and shall give to all stockholders who have not consented in writing prompt notice (in the manner provided in Section 3 of this Article II) of the taking of any action without a meeting by less than unanimous written consent. If no record date for determining the stockholders entitled to express consent to corporate action without a meeting is fixed by the Board of Directors, the record date therefore shall be the day on which the first written consent is received.

ARTICLE III

Board of Directors

SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation, as amended from time to time, directed or required to be exercised or done by the stockholders.

SECTION 2. Number and Term of Office. The number of directors which shall constitute the Board shall be fixed from time to time by resolution of the Board in accordance with the Certificate of Incorporation, as amended from time to time. Directors need not be stockholders or citizens or residents of the United States of America. Unless otherwise required or provided by law or the Certificate of Incorporation, as amended from time to time, each of the directors of the Corporation shall be elected annually by ballot at the annual meeting of stockholders and hold office until his or her successor is elected and qualified or until his or her earlier death, disability, retirement, resignation or removal. No person may be elected or re-elected a director of the Corporation if at the time of his or her election or re-election he or she shall have attained the age of seventy years, and the term of any director who shall have attained such age while serving as a director shall terminate as of the time of the first annual meeting of stockholders following his or her seventieth birthday; provided, however, that the Board by resolution may waive such age limitation in any year and from year to year with respect to any director or directors.

SECTION 3. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective. Unless otherwise required or provided by law or the Certificate of Incorporation, as amended from time to time, a director may be removed, either with or without cause, at any time by a vote of the holders of a majority of the shares of stock entitled to vote for the election of directors. Unless otherwise required or provided by law or the Certificate of Incorporation, as amended from time to time, any vacancy occurring on the Board for any reason may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The director elected to fill any vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.

SECTION 4. Meetings.

(a) Annual Meetings. As soon as practicable after each annual meeting of stockholders, the Board shall meet for the purpose of electing officers and the transaction of other business.

(b) Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time determine.

(c) Special Meetings. Special meetings of the Board shall be held whenever called by any two directors then in office. Any and all business that may be transacted at a regular meeting of the Board may also be transacted at a special meeting.

(d) Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

(e) Notice of Meetings. Notices of meetings of the Board shall be mailed by the Secretary or an Assistant Secretary to each director addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him or her by electronic transmission, telecopy, facsimile or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Such notice shall include the time and place of such meeting. Notice given by mail shall be deemed to have been given when it shall have been mailed; notice given by electronic transmission shall be deemed to have been given when it shall have been transmitted; and notice given by telecopy or facsimile transmission shall be deemed to have been given when it shall have been transmitted. Notice of any such meeting need not be given to any director or member of any committee, however, if waived by him or her in writing or by telegraph, telecopy, or facsimile, whether before or after such meeting shall be held, or if he or she shall be present at such meeting. Unless otherwise stated in the notice thereof any and all business may be transacted at any meeting.

(f) Quorum and Organization of Meeting. Except as otherwise required or provided by law, the Certificate of Incorporation, as amended from time to time, or these Bylaws, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. The vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary and sufficient for the passage of any resolution or any act of the Board, except as otherwise required by law, the Certificate of Incorporation, as amended from time to time, or these Bylaws. In the absence of a quorum of any such meeting, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. At each such meeting of the Board, either the Chairman of the Board or a director chosen by a majority of the directors present shall act as chairman of the meeting and preside at such meeting. The Secretary or, in the case of his or her absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present) whom the Chairman of the Board shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

(g) Communications Equipment. The directors or the members of any committee of the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

(h) Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board of such committee.

SECTION 5. Compensation. Directors shall not receive any stated salary for their services, but by resolution of the Board may receive a fixed sum and expenses incurred in performing the functions of director and member of any committee of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV

Committees

SECTION 1. Designation and Membership. The Board of Directors may from time to time establish committees of the Board, each such committee to consist of two or more directors and to have such duties and functions as may be delegated to it by the Board of Directors, subject to Section 2 of this Article IV. The Board shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time. Designations of the chairman and members of each such committee shall be made by the Board of Directors. Each such committee shall have a secretary who shall be designated by its chairman.

SECTION 2. Functions and Powers. Any committee, subject to any limitations prescribed by the Board, shall possess and may exercise, during the intervals between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be fixed to all papers that may require it; provided, however, that such committee shall not have such power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, adopting a certificate of ownership and merger pursuant to Section 252 of the General Corporation Law of the State of Delaware, filling vacancies on the Board, changing the membership or filling vacancies on such committee, amending these Bylaws or authorizing the issuance of stock of the Corporation. At each meeting of the Board, any such committee shall make a report of all action taken by it since its last report to the Board.

SECTION 3. Rules and Procedures. Any committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee, or by a call of the chairman of the committee. Notice of meeting of any committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. The presence of one-third of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting.

ARTICLE V

Officers

SECTION 1. Election Appointment and Term of Office. Officers of the Corporation may be elected by either the Board of Directors or the shareholders. The officers of the Corporation shall be a President, a Treasurer and a Secretary. The Board of Directors or shareholders may elect or appoint a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as it may deem necessary, or desirable, each of whom shall have authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors or shareholders from time to time. Any two or more offices may be held by the same person. Officers need not be stockholders of the Corporation or citizens or residents of the United States of America. The Chairman of the Board shall be selected from among the members of the Board of Directors. All other officers, and each such officer, shall hold office until the next annual meeting of the Board or until his or her successor is elected or until his or her earlier death, resignation or removal in the manner hereinafter provided.

SECTION 2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective. All officers and agents of the Corporation shall be subject to removal at any time by the Board with or without cause. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election to such office.

SECTION 3. Duties and Functions.

(a) Chairman of the Board. The Chairman of the Board of Directors shall be subject to the provisions of these Bylaws and to the direction of the Board of Directors, shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform all other duties and exercise all other powers commonly incident to the position of the Chairman of the Board or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law. He or she shall preside at all meetings of the Board of Directors. He or she may redelegate from time to time and to the full extent permitted by law, in writing, to officers or employees of the Corporation any or all of such duties and powers, and any such redelegation may be either general or specific. Whenever he or she shall delegate any of his or her authority, he or she shall file a copy of the redelegation with the Secretary of the Corporation.

(b) President. The President shall be subject to the provisions of these Bylaws and to the direction of the Board of Directors. He or she shall have such powers and shall perform such duties as from time to time may be delegated to him or her by the Board of Directors or by the Chairman of the Board, or which may at any time be authorized or required by law. In the absence or disability of the Chairman of the Board, or in the event of, and during the period of, a vacancy in such office, the President shall also act as Chairman of the Board.

(c) Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Board.

(d) Treasurer and Assistant Treasurers. The Treasurer, subject to the direction of the Board of Directors, shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. He or she shall disburse the funds of the Corporation as may be ordered by the Board, the Chairman of the Board, the President or any Vice President, making proper vouchers for such disbursements. He or she shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors.

To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one of more Assistant Treasurers, to be appointed by the Board.

(e) Secretary and Assistant Secretaries. The Secretary shall keep the records of all meetings of the stockholders and of the Board and committees of the Board. He or she shall affix the seal of the Corporation to all instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and in general shall perform all duties and have all powers incident to the office of Secretary.

Any Assistant Secretary temporarily may act in place of the Secretary. In the case of the death of the Secretary, as Assistant Secretary or other person so to perform the duties of the Secretary shall be designated by the Chairman of the Board.

SECTION 4. Compensation. Officers shall not receive any stated salary for their services, but by resolution of the Board may receive reimbursement of expenses incurred in performing the functions of officers.

ARTICLE VI

Deposits of Funds; Execution of Agreements and Proxies

SECTION 1. Deposits of Funds. All Funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise in accordance with corporate policy as approved by the Board.

SECTION 2. Agreements. The Chairman of the Board, the President, or any Vice President or any officer, employee or agent of the Corporation designated by the Board, or designated in accordance with corporate policy as expressly approved by the Board, shall have power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by written instrument to other officers, employees or agents of the Corporation.

SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The Chairman of the Board, the President, any Vice President or any other officer of the Corporation designated by the Board shall have the authority (a) to appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, (b) to vote or consent in respect of such stock or securities and (c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as the Chairman of the Board, the President, any Vice President or any such designated officer may deem necessary or proper in order that the Corporation may exercise such powers and rights. The Chairman of the Board, the President, any Vice President or any such designated officer may instruct any person of persons appointed as foresaid as to the manner of exercising such powers and rights.

ARTICLE VII

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE VIII

Capital Stock Seal

SECTION 1. Certificate for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed in the name of the Corporation, by the Chairman of the Board, the President, or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

SECTION 2. Record of Stockholders. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate and the date thereof. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3. Lost, Stolen or Destroyed Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate previously issued by it and alleged to have been lost, stolen, destroyed or mutilated. The Corporation shall, in the case of any mutilated certificate, require the surrender of the mutilated certificate and the Board or the Chairman of the Board may, in its or his or her discretion, in the case of any allegedly lost, stolen or destroyed certificate, require the owner of the lost, stolen, or destroyed certificate or his or her legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board, the Chairman of the Board, the President or any Vice President shall in its or his or her discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

SECTION 4. Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall be no more than 60 nor less than 20 days prior to the date of such meeting, unless otherwise provided or required by law or the Certificate of Incorporation, as amended from time to time.

SECTION 5. Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the words “Corporate Seal” and “Delaware” and in numerals the year of its incorporation.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be the calendar year.

ARTICLE X

Amendments

These Bylaws may be amended or repealed by the Board at any meeting thereof by a vote of not less than a majority of the Board. The holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, shall have the power to amend of repeal at any annual meeting or at any special meeting any Bylaw if the substance of such amendment is contained in the notice of such meeting of stockholders.

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